INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant                        /x/
Filed by a party other than the registrant     / /
Check the appropriate box:

/ / Preliminary proxy statement

/x/ Definitve proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              RSI Retirement Trust

--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     Board of Trustees RSI Retirement Trust
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
    14a-6(i)(2).

/ / $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
    14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) title of each class of securities to which transaction applies:

   -------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

   -------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -------------------------------------------------------------------------

5) Total Fee Paid:

   -------------------------------------------------------------------------

[x] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

             -------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

             --------------------------------------------------------------

         3)  Filing Party:

             ---------------------------------------------------------------
         4)  Date Filed:

             ---------------------------------------------------------------

                              RSI RETIREMENT TRUST
                               317 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                           --------------------------

                 NOTICE OF ANNUAL MEETING OF TRUST PARTICIPANTS

                                  June 29, 1995

                          -----------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Trust Participants of RSI Retirement Trust ("Trust") will be held at the offices of the Trust, 317 Madison Avenue, New York, New York 10017, on June 29, 1995 at 10:30 A.M. (E.D.T.), for the following purposes:

     1. To elect three (3) trustees for terms of three (3) years and until their respective successors are elected and qualified.

     2. To consider ratification or rejection of the selection of McGladrey & Pullen as independent accountants of the Trust for the fiscal year ending September 30, 1995.

     3. (Value Equity Fund unitholders only) To consider terminating the sub-advisory investment agreement between Retirement System Investors Inc. (the Value Equity Fund's investment manager) and NFJ Investment Group (the Value Equity Fund's sub-investment adviser).

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The matters referred to above are discussed in detail in the Proxy Statement accompanying this Notice. Only those persons having the right to vote Units of the Trust ("Trust Participants") of record as of the close of business on April 28, 1995 are entitled to notice of and to vote at the Annual Meeting of Trust Participants or at any adjournment or adjournments thereof.

                                            By Order of the Trustees,


                                            -------------------------
                                                STEPHEN P. POLLAK
                                                Senior Vice President
                                                Counsel and Secretary

DATED:  New York, New York
        May 25, 1995

                              RSI RETIREMENT TRUST

                               317 MADISON AVENUE

                            NEW YORK, NEW YORK 10017

                                   ----------

                                 PROXY STATEMENT

                               General Information



     This Proxy Statement is furnished in connection with the solicitation of proxies by the trustees of RSI Retirement Trust ("Trust") for use at the annual meeting ("Meeting") of those persons having the right to vote shares ("Units") of each investment fund of the Trust ("Trust Participants") to be held at the offices of the Trust at 317 Madison Avenue, New York, New York, 10017 on June 29, 1995, at 10:30 A.M. (E.D.T.), and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to Trust Participants is May 25, 1995.


     Execution of a proxy will not in any way affect a Trust Participant's right to attend the Meeting and vote in person, and any Trust Participant giving a proxy has the right to revoke it at any time by written notice addressed to and received by the Secretary of the Trust prior to the exercise of the proxy or by attending the Meeting or revoking the proxy in person.

     The Trustees have fixed the close of business on April 28, 1995 as the record date for the determination of Trust Participants entitled to notice of and to vote at the Meeting.


     The Trust had outstanding as of the record date 17,060,022.322 Units of beneficial interest, which are divided into separate "Investment Funds" as follows:

Core Equity Fund                                                3,967,318.756
Emerging Growth Equity Fund                                     1,366,808.090
Value Equity Fund                                               1,304,290.445
International Equity Fund                                         752,755.228
Activity Managed Bond Fund                                      4,829,503.764
Intermediate-Term Bond Fund                                     3,281,719.991
Short-Term Investment Fund                                      1,557,626.048
Dedicated Bond Fund                                                     0.000

     Each Trust Participant shall be entitled to exercise the voting rights of Units owned by the participating trust or custodial account of which he is the Trust Participant. All outstanding full Units of the Trust, irrespective of class, are entitled to one vote and each fractional Unit is entitled to the corresponding fractional vote. Units of all Investment Funds will be voted in the aggregate with respect to the election of Trustees, the ratification or rejection of the selection of the independent accountants, and any other matter that may come before the Meeting or any adjournment thereof. Units of the Value Equity Fund will be voted separately with respect to approval or rejection of the termination of the Investment Sub-Advisory Agreement between Retirement System Investors Inc. (the Value Equity Fund Investment Manager) and NFJ Investment Group ("NFJ"), and the resulting reduction in investment management fees. The following table summarizes the foregoing information:


                      PROPOSAL                        INVESTMENT FUNDS VOTING


         1.   Election of Trustees                              All
         2.   Ratification of Accountants                       All
         3.   Termination of NFJ Sub-
              Advisory Arrangement/Reduction           Value Equity Fund only
              In Investment Management Fees

     In the event that a quorum of Trust Participants (holders of one-third of the shares issued and outstanding and entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, in the event that sufficient votes in favor of the items set forth in the Notice of the Meeting are not received, the persons named as proxies may propose and vote for one or more adjournments of the Meeting for a period or periods of not more than 60 days in the aggregate and further solicitation of proxies may be made. Trust Participants who have voted against the proposals or who have abstained from voting will be included in the quorum for the Meeting. Proxies sent in by brokers and other nominees, if any, which cannot be voted on a proposal because instructions have not been received from the beneficial owners ("non-votes") and proxies abstaining on a particular proposal, will be considered to be shares present at the Meeting, but not voting with respect to the proposal. Thus, non-vote proxies, and abstentions will have no effect on Proposals 1 and 2, but will have the effect of a vote against Proposal 3.


     The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended ("Act"). A registration statement relating to the offer and sale of Units in the Trust has been filed and is effective under the Securities Act of 1933, as amended.

     The costs of the Meeting, including the solicitation of proxies, will be paid by the Trust. In addition to the solicitation of proxies by mail, Trustees and agents of the Trust may solicit proxies in person or by telephone.

                                  PROPOSAL ONE

                              Election Of Trustees

     The Agreement and Declaration of Trust pursuant to which the Trust was established, as amended, provides that the Trustees of the Trust shall be divided into three classes of approximately equal size. The Board of Trustees of the Trust is currently comprised of 11 members. The class of Trustees to be elected at the Meeting will consist of three Trustees, each of whom will be elected and will hold office for a term of three years and until a successor is elected and qualified.

     The nominees for Trustee are set forth below under "Information Regarding Trustees."

     All nominees for Trustee are currently members of the Board of Trustees. All nominees have agreed to stand for election and to serve if elected. All proxies will be voted in favor of the three nominees listed under "Information Regarding Trustees," unless a contrary indication is made. If, prior to the Meeting, any nominee becomes unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Trustees.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR TRUSTEE LISTED BELOW UNDER "INFORMATION REGARDING TRUSTEES."


                         Information Regarding Trustees


     Set forth below is certain information regarding the nominees for election as Trustees of the Trust, as well as those persons currently serving as Trustees with remaining terms of one and two years, including their ages, principal occupations and business experience during the last five years, present directorships or trusteeships and the year they first became a Trustee. Any nominee or Trustee who is an "interested person" of the Trust, as defined in the Act, is indicated by an asterisk (*). The nominees and Trustees so designated are "interested persons" by virtue of their executive positions with plan sponsors of plans of participation in the Trust (Trust Participants), or with the Trust.

Nominees For Election As Trustees:

                                                              Principal Occupation,
                                                              Business Experience                          First
                                                              During Last 5 Years,                        Became
    Name                               Age                    Present Directorships                       Trustee
    ----                               ---                    ---------------------                       -------



Candace Cox                            43       Vice President and Managing Director, NYNEX Asset           1992
                                                Management Company since September 1992; Chief,
                                                Division of Investment Strategy, New York City
                                                Controller's Office, New York, New York from July
                                                1989 to August 1992; Director of Retirement System
                                                Fund Inc.; and Financial Women's Association.

Eugene C. Ecker                        71       Consultant, Pension and Group Insurance since January       1986
                                                1988; Director of Retirement System Fund Inc.;
                                                formerly Pension Investment Officer, Primerica
                                                Corporation (formerly American Can Co.), Greenwich,
                                                Connecticut.

Raymond L. Willis                      59       Private Investments since March 1989; formerly              1985
                                                Corporate Director, Risk and Benefits Management,
                                                United Technologies Corporation, Hartford,
                                                Connecticut; Chairman, U.T.C. Pension Trust, Ltd.;
                                                President, U.T. Insurance, Ltd.; Director of
                                                Retirement System Fund Inc.; Director of Association
                                                of Private Pension and Welfare Plans; Trustee of
                                                Employee Benefits Research Institute.


Trustees Serving With A Term Expiring In One Year:


William Dannecker*                     55       President of the Trust since May 1986; President and        1987
                                                Director of Retirement System Group Inc. since March
                                                1989 and Chief Executive Officer since January 1990;
                                                President and Director of Retirement System
                                                Consultants Inc. since January 1990 and March 1989,
                                                respectively; Director of Retirement System Investors
                                                Inc. since March 1989; President and Director of
                                                Retirement System Distributors Inc. since December
                                                1990 and July 1989, respectively;


                                                              Principal Occupation,
                                                              Business Experience                          First
                                                              During Last 5 Years,                        Became
    Name                               Age                    Present Directorships                       Trustee
    ----                               ---                    ---------------------                       -------

                                                President of Retirement System Fund Inc. since
                                                February 1991 and Director since November 1990;
                                                Director, Association of Private Pension and Welfare
                                                Plans; formerly Chief Executive Officer of the Trust
                                                from January 1988 to August 1990.


Covington Hardee                       76       Retired since 1984; Director of Retirement System           1977
                                                Fund Inc.;  formerly Chairman of the Board of The
                                                Lincoln Savings Bank, FSB, New York.

Maurice E. Kinkade                     53       Director of Development, Maplebrook School, since           1987
                                                September, 1994; President since June 1992, KINCO
                                                Management; formerly Chairman and Chief Executive
                                                Officer, from 1984 and 1980, respectively, to
                                                February 1990, and President from August 1986 to
                                                February 1990 and between 1980 and 1984, Poughkeepsie
                                                Savings Bank, FSB, Poughkeepsie, New York.

William G. Lillis                      64       Real Estate Consultant; formerly President and Chief        1986
                                                Executive Officer from April 1981 and December 1989,
                                                respectively, to November 1991; and formerly Chief
                                                Operating Officer from April 1981 to December 1989,
                                                American Savings Bank, FSB; Director of Retirement
                                                System Group Inc.


Trustees Serving With A Term Expiring In Two Years:


Herbert G. Chorbajian*                 56       Chairman and Chief Executive Officer since October          1994
                                                1990 and President and Director since June 1985 of
                                                Albany Savings Bank, FSB;  Chairman, President and
                                                Chief Executive Officer of ALBANK Financial
                                                Corporation since April 1992;  Director or


                                                              Principal Occupation,
                                                              Business Experience                          First
                                                              During Last 5 Years,                        Became
    Name                               Age                    Present Directorships                       Trustee
    ----                               ---                    ---------------------                       -------

                                                Trustee of the Federal Home Loan Bank of New York; the
                                                Community Bankers Association of New York State; the
                                                New York Business Development Corporation; the Albany
                                                Memorial Hospital Foundation, Inc.; the Albany
                                                Cemetery Association; the Federal Reserve Bank of New
                                                York Thrift Advisory Panel; the City Arts Commission;
                                                and the Capitalize Albany Advisory Committee.


Ralph L. Hodgkins, Jr.                 61       Vice President, Peoples Heritage Bank, Portland Maine       1983
                                                since September, 1994;  Chairman, Board of Trustees
                                                of University of Maine System;  formerly President
                                                and Chief Executive Officer, Mid Maine Savings Bank,
                                                FSB, Auburn, Maine from August, 1970 to August, 1994.

W. L. Schrauth*                        60       President and Chief Executive Officer, The Savings          1981
                                                Bank of Utica, Utica, New York; Director of
                                                Retirement System Group Inc.;  Director and President
                                                of Oneida County Industrial Development;  Director
                                                and Vice President of Utica Foundation, Inc.

William E. Swan*                       47       President and Chief Executive Officer, Lockport             1994
                                                Savings Bank, Lockport, New York since July 1989;
                                                Vice Chairman and Director of Empire State Thrift
                                                Service Corp.; Director or Trustee of Christ the King
                                                Seminary;  Lockport Highway Association, Inc.;
                                                Greater Buffalo Partnership; St. Bonaventure
                                                University;  and 4949 Sheridan, Inc.



     The Trust has an Audit Committee, a Nominating Committee, a Proxy Committee and an Investment Committee. At least a majority of the members of each committee are not "interested persons" of the Trust as defined in the Act. (See further information on "interested persons" under "Information Regarding Trustees," above.)

     The Audit Committee, which met four times during the Trust's fiscal year ended September 30, 1994, presently consists of Messrs. Chorbajian, Kinkade and Willis. The Audit Committee reviews the professional services to be rendered by the Trust's independent public accountant and the costs thereof. It also reviews with such firm the results of its audit and such firm's findings and recommendations, including those furnished on the adequacy of accounting controls.

     The Nominating Committee, which met one time during the Trust's fiscal year ended September 30, 1994, presently consists of Ms. Cox and Messrs. Lillis and Swan. The Nominating Committee recommends Trustees to the Board for nomination by the Board for election by the Trust Participants. The Nominating Committee does not consider nominees recommended by Trust Participants.

     The Proxy Committee, which did not meet during the Trust's fiscal year ending September 30, 1994, presently consists of Messrs. Hodgkins, Lillis and Schrauth. The Proxy Committee oversees the preparation of all proxy materials to be distributed to Trust Participants and also oversees the collection and tabulation of proxies.

     The Investment Committee, which met five times during the Trust's fiscal year ended September 30, 1994, presently consists of Ms. Cox and Messrs. Schrauth and Willis. The Investment Committee reviews the practices and procedures of the Trust's various investment managers, including practices relating to brokerage allocation, and makes recommendations to the Board of Trustees on the policies of such investment managers and any changes in brokerage allocation which should be made by such investment managers.

     The Trust's Board of Trustees held six regular meetings during the Trust's fiscal year ended September 30, 1994. There were no special meetings. During the Trust's fiscal year ended September 30, 1994, each Trustee currently serving attended at least 75% of the aggregate of (a) the total number of meetings of the Board (held during the period for which he or she has been a Trustee), and
(b) the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).


         Information Regarding the Trust Chairman and Executive Officers


     The officers of the Trust are the President, one or more Vice Presidents, a Secretary and a Treasurer. There is also a Trust Chairman who presides at Board of Trustees meetings in the absence of the President, William Dannecker. The Trust Chairman position is presently vacant. The following are the names of the executive officers of the Trust, as of September 30, 1994, other than Mr. Dannecker, who is described above under "Information Regarding Trustees," together with their ages and positions with the Trust and the period during which each of such officers has served as such.

                                                                     Principal Occupation,
                                                                      Business Experience
   Name                             Age                             During the Last 5 Years
   ----                             ---                             -----------------------

James P. Coughlin                    58     Senior Vice President-Investments of the Trust since December 1986;
                                            Executive Vice President-Investments of Retirement System Group Inc.
                                            since January 1993, Chief Investment Officer since January 1991,
                                            Director since May 1990 and Senior Vice President-Investments from
                                            January 1990 to December 1992; President of Retirement System
                                            Investors Inc. since February 1990; Senior Vice President of
                                            Retirement System Fund Inc. since January 1991; President of
                                            Retirement System Distributors Inc. from February 1990 to December
                                            1990.

Stephen P. Pollak                    49     Senior Vice President, Counsel and Secretary of the Trust since
                                            December 1986; Executive Vice President, Counsel and Secretary of
                                            Retirement System Group Inc. since January 1993, Senior Vice
                                            President, Counsel and Secretary from January 1990 to December 1992 and Director since March 1989; Vice President and Secretary of
                                            Retirement System Consultants Inc. since January 1990 and Director since March 1989; Vice President, Secretary and Compliance Officer of
                                            Retirement System Distributors Inc. since February 1990 and Director since July 1989; Vice President and Secretary of Retirement System
                                            Investors Inc. since February 1990 and Director since March 1989.

John F. Meuser                       58     Vice President and Treasurer of the Trust since October 1992, First
                                            Vice President from June 1987 to September 1992; Vice President of
                                            Retirement System Group Inc. since January 1993, First Vice President from August 1990 to December 1992; Registered Representative of
                                            Retirement System Distributors Inc. since February 1990 and Vice
                                            President since June 1994, Vice President of Retirement System
                                            Investors Inc. since February 1990; Vice President of Retirement
                                            System Consultants Inc. since June 1994; Vice President and Treasurer of Retirement System Fund Inc. since October 1992.

                      Compensation Of Trustees And Officers


Trustees' Compensation

     The Trustees received the aggregate compensation shown below for services to the Trust during the fiscal year ended September 30, 1994. Trust officers received no compensation from the Fund during the fiscal year ended September 30, 1994:


                                                           Pension or Retirement
                                                             Benefits Accrued
                                 Aggregate Compensation       As Part of Fund
Name of Trustee                      From the Fund              Expenses
---------------                      -------------              --------
Herbert G. Chorbajian                    $- 0 -                  $- 0 -
Candace Cox                            15,800.00                  - 0 -
William Dannecker                         - 0 -                   - 0 -
Eugene C. Ecker                        15,400.00*                 - 0 -
Covington Hardee                       17,000.00*                 - 0 -
Ralph L. Hodgkins, Jr.                 11,800.00                  - 0 -
Maurice E. Kinkade                     17,400.00*                 - 0 -
William G. Lillis                      10,200.00*                 - 0 -
William L. Schrauth                    12,700.00                  - 0 -
William E. Swan                           - 0 -                   - 0 -
Raymond L. Willis                      20,600.00                  - 0 -

Officers' Cash Compensation

     Officers of the Trust do not receive any direct compensation from the Trust; however, they do receive compensation indirectly because of their employment by Retirement System Group Inc. and its subsidiaries.


----------
*Aggregate compensation includes amounts deferred under the Trust's Section 457 Deferred Compensation Plan ("Plan"). The total amount of deferred compensation payable under the Plan as of September 30, 1994 is as follows: Ms. Cox ($43,438); Mr. Ecker ($38,798); Mr. Hardee ($12,778); Mr. Kinkade ($66,535) and
Mr. Lillis ($6,428).

Section 457 Deferred Compensation Plan

     The Trust maintains a Deferred Compensation Plan ("Plan") which meets the requirements of Section 457 of the Internal Revenue Code, as amended. Under the Plan, Trustees may defer up to the lesser of $7,500 or 33-1/3% of their compensation from the Trust during each calendar year.

     Compensation deferred is distributable in full upon attainment of age 70 1/2 or upon retirement or earlier termination from service as a Trustee, unless deferred to a later date in accordance with the provisions of the Plan. (Minimum distributions are required beginning as of the April 1st following attainment of age 70 1/2.) Earlier distributions are permitted only for an "unforeseeable emergency" as defined in the Plan.

     The Trust has established a bookkeeping account for each participant's deferral and is only under a contractual obligation to make Plan payments. The Plan is deemed to be an unfunded plan.

     Deferred compensation attributable to the Plan may be invested in one or more investment funds as shall be made available by the Trust from time to time, in its sole discretion, as authorized by the Trustees.


                                  PROPOSAL TWO

                            Selection Of Accountants


     Subject to ratification or rejection by the Trust Participants, the Board of Trustees of the Trust, including a majority of those members of the Board who are not interested persons of the Trust, selected, on May 25, 1995, McGladrey & Pullen to continue in the capacity of independent public accountants, to examine the accounts and to certify from time to time the financial statements of the Trust for the fiscal year ending September 30, 1995.

     Representatives of McGladrey & Pullen are expected to be present at the Meeting and will have the opportunity to make a statement and respond to appropriate questions from the Trust Participants.

     The  Trust  has  an  Audit  Committee  of  the  Board  of  Trustees,  whose
composition  and   responsibilities   are  discussed  above  under  "Information
Regarding Trustees."

     THE BOARD OF TRUSTEES RECOMMENDS APPROVAL OF THE SELECTION OF McGLADREY & PULLEN AS THE TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 PROPOSAL THREE

                Termination of Investment Sub-Advisory Agreement
                   with NFJ Investment Group, and Reduction of
                            Investment Management Fee


  (Proposal to be voted on by Trust Participants of the Value Equity Fund only)


     Retirement System Investors Inc. ("Investors") currently serves as investment manager for the Value Equity Fund pursuant to an Investment
Management Agreement dated August 1, 1993 between the Trust on behalf of the Value Equity Fund and Investors. The Investment Management Agreement was approved by Trust Participants of the Value Equity Fund at a meeting held on July 31, 1993. The Investment Management Agreement provides that Investors shall supply portfolio management services to the Value Equity Fund, and that Investors may, with the approval of the Trustees and the Trust Participants, retain a sub-adviser to provide such portfolio management services, subject to oversight by Investors. From June 15, 1992 through March 31, 1995, NFJ Investment Group ("NFJ") provided portfolio management services to the Value Equity Fund. NFJ provided these services pursuant to an Investment Sub-Advisory Agreement between Investors and NFJ which was most recently approved by Trust Participants at their November 30, 1994 meeting, and which is dated as of that date.

     At meetings held on January 25, 1995, February 14, 1995, and March 23, 1995, the Investment Committee of the Board of Trustees of the Trust, and on March 23, 1995, the full Board of Trustees, considered a proposal by Investors to terminate the sub-advisory arrangement with NFJ, and to have Investors manage the Value Equity Fund directly. The Investment Committee requested and evaluated a broad range of information relating to the proposal, and recommended to the full Board that it approve the proposal. At the March 23, 1995 meeting, the Board of Trustees unanimously approved the proposal and directed that it be submitted to the Value Equity Fund's Trust Participants for approval. While termination of the sub-advisory arrangement is not a matter which requires a vote of Trust Participants under the Act, the Board of Trustees believes it is in the best interests of the Trust and of Trust Participants to submit the matter for Trust Participant approval.


     In evaluating the proposal to terminate the arrangement with NFJ, the Investment Committee, and the full Board of Trustees, considered various factors. The Trustees considered the investment capabilities of Investors, both overall and in managing a portfolio concentrating in value stocks. The Trustees evaluated the historical record of Investors in managing other Investment Funds of the Trust, particularly where such performance is relevant to managing value stocks. The Trustees also considered the fact that the Value Equity Fund is one of a series of Investment Funds offered by the Trust as part of an overall investment program. As such, the Trustees considered whether the additional revenues that would be retained by Investors under the proposed arrangements might enhance the overall level of services provided to the Trust, its Investment Funds and the Trust Participants by Investors and its affiliates.

     In considering the proposal to terminate the arrangements with NFJ, the Trustees also considered that if Investors managed the Value Equity Fund's assets directly, there would be a cost savings to the Value Equity Fund. Under the Value Equity Fund's prior investment management arrangements, the Value Equity Fund paid Investors an investment management fee at the following rate:

                                               Percentage of Average
            Value Equity Fund Assets             Daily Net Assets
            ------------------------             ----------------
              First $10 Million                       .80%
              Next $10 Million                        .70
              Next $20 Million                        .60
              Next $20 Million                        .50
              Next $40 Million                        .40
              Next $50 Million                        .35
              Over $150 Million                       .30


From this amount, Investors retained 0.20% of average daily net assets under management, and the remainder was paid by Investors to NFJ. The amount retained by Investors was designed to compensate it for its oversight services in monitoring, and reporting to the Board of Trustees on the services provided by NFJ. If the investment management function is performed directly by Investors, the incremental 0.20% fee will no longer be required. Moreover, the Investment Management Agreement between the Trust on behalf of the Value Equity Fund and Investors provides that if the Value Equity Fund no longer retains a sub-adviser, the fee payable to Investors shall be reduced by 0.20% of average daily net assets. Accordingly, under the proposed management arrangement the new fee schedule under the Investment Management Agreement will be as follows:


                                               Percentage of Average
            Value Equity Fund Assets             Daily Net Assets
            ------------------------             ----------------
              First $10 Million                       .60%
              Next $10 Million                        .50
              Next $20 Million                        .40
              Next $20 Million                        .30
              Next $40 Million                        .20
              Next $50 Million                        .15
              Over $150 Million                       .10


     During its fiscal year ended September 30, 1994, the Trust paid Investors, with respect to the Value Equity Fund $242,767, from which amount Investors paid $171,037 to NFJ. If the proposed advisory and fee arrangements had been in effect, the Value Equity Fund would have paid $171,037 to Investors, all of which amount would have been retained by Investors. In other words, the new arrangement would have resulted in an expense savings to the Value Equity Fund in the amount of $71,730, or 29.5%. The Trustees took note of the fact that if the proposed arrangement is approved, the Trust would no longer benefit from certain directed brokerage arrangements utilized by NFJ. This will result in somewhat increased expenses for the Trust; however, the increased expense is expected to be more than offset by the advisory fee savings that will result from termination of the NFJ contract. All other things being equal, a reduction in the Value Equity Fund's expenses can be expected to result in improved investment performance.


     In considering the proposed changes in advisory arrangements, the Trustees also took into account the fact that the Investment Management Agreement between the Trust, on behalf of the Value Equity Fund, and Investors would be unchanged.

     After taking all of the above factors into consideration, the Board of Trustees of the Trust unanimously approved the proposal to terminate the arrangement with NFJ. The Trustees concluded that it was in the best interests of the Trust and of the Trust Participants Value Equity Fund to effect this change as of the close of business on March 31, 1995. Accordingly, the NFJ contract was terminated effective March 31, 1995, and Investors has been managing the portfolio of the Value Equity Fund since April 1, 1995. The Value Equity Fund has been paying Investors an advisory fee at the new, lower rate, since that time.

     THE  BOARD  OF  TRUSTEES   RECOMMENDS   APPROVAL  OF   TERMINATION  OF  THE
SUB-ADVISORY AGREEMENT WITH NFJ.



                  Information Concerning the Investment Manager

     Set forth below is information concerning Investors, including its address, the name, address and principal occupation of its principal executive officer and each director and the identification of its controlling persons and principal owners.



Retirement System Investors Inc. ("Investors"), 317 Madison Avenue, New York, New York 10017, is a wholly-owned subsidiary of Retirement System Group Inc. ("Group"), 317 Madison Avenue, New York, New York 10017. Investors was formed in March 1989 to act as investment adviser to certain of the Trust's Investment Funds following the consummation of a reorganization of the Trust. Investors also provides investment adviser and management services to Retirement System Fund Inc., and may also act as investment adviser to other investment companies. The name of each of Investors' directors and its principal executive officer, each of whose address is in care of Investors, is as follows:


                                              Title and Other
      Name                              Principal Occupation, if any
      ----                              ----------------------------

William Dannecker                    Director

                                     Director,  President  and  Chief  Executive
                                     Officer - Retirement System Group Inc.

                                              Title and Other
      Name                              Principal Occupation, if any
      ----                              ----------------------------

                                     President and Director - Retirement  System
                                     Consultants Inc.

                                     Director,    President    and    Registered
                                     Principal - Retirement System  Distributors
                                     Inc.

                                     President and Director - Retirement  System
                                     Fund Inc.

James P. Coughlin                    President

                                     Executive Vice President,  Chief Investment
                                     Officer and  Director -  Retirement  System
                                     Group Inc.

                                     Registered  Principal -  Retirement  System
                                     Distributors Inc.

                                     Senior Vice  President - Retirement  System
                                     Fund Inc.

Stephen P. Pollak                    Director, Vice President and Secretary


                                     Director, Executive Vice President, Counsel and Secretary - Retirement System Group Inc.


                                     Vice  President,   Counsel,  Secretary  and
                                     Director -  Retirement  System  Consultants
                                     Inc.

                                     Director,  Vice  President,  Secretary  and
                                     Registered  Principal -  Retirement  System
                                     Distributors Inc.

                                     Senior   Vice   President,    Counsel   and
                                     Secretary - Retirement System Fund Inc.

In addition to acting as Investment Manager for the Trust, Investors acts as investment adviser and provides management services to Retirement System Fund Inc., resulting in compensation paid to Investors, for the year ended September 30, 1994, as follows:


     Investment                                                   Rate of
      Fund Name                        Total Assets             Compensation
      ---------                        ------------             ------------

Core Equity Fund                        $3,639,320                  .60%

Intermediate Term Fixed
Income Fund                             $3,371,812                  .40%



Retirement System Distributors Inc. ("Distributors"), another wholly-owned subsidiary of Group, located at 317 Madison Avenue, New York, New York 10017, is the principal underwriter to the Trust. For the year ended September 30, 1994, Distributors received no fees from the Trust. Administrative services to the Trust are provided by Retirement System Consultants Inc. ("Consultants"), also a wholly owned subsidiary of Group, located at 317 Madison Avenue, New York, New York 10017. For the year ended September 30, 1994, Consultants received fees from the Trust in the aggregate amount of $2,332,691.



                              Principal Unitholders


     The Plan of Participation of each of the institutions listed below owns of record and beneficially 5% or more of the Trust's and each Investment Fund's outstanding Units, as of April 28, 1995. Each Plan of Participation listed is a defined benefit plan, unless otherwise indicated:

                                                       Amount of        Percent
     Name                                              Ownership        of Class
     ----                                              ---------        --------

Trust (considered as a whole):

The Long Island Savings Bank, FSB                   1,534,815.203        9.00%
GreenPoint Bank                                     1,108,897.523        6.50%

Core Equity Fund:

The Long Island Savings Bank, FSB                     375,573.370        9.47%
Albany Savings Bank, FSB                              201,312.893        5.07%

                                                       Amount of        Percent
     Name                                              Ownership        of Class
     ----                                              ---------        --------

Emerging Growth Equity Fund:

The Long Island Savings Bank, FSB                     127,517.788        9.33%

International Equity Fund:

The Long Island Savings Bank, FSB                      93,472.571       12.42%
Albany Savings Bank, FSB                               50,312.758        6.68%
GreenPoint Bank                                        47,183.810        6.27%
CrossLand Federal Savings Bank                         43,518.559        5.78%

Value Equity Fund:

The Long Island Savings Bank, FSB                     127,592.626        9.78%
Albany Savings Bank, FSB                               68,434.243        5.25%
Ridgewood Savings Bank                                 65,946.460        5.06%

Actively Managed Bond Fund:

The Long Island Savings Bank, FSB                     487,348.117       10.09%
GreenPoint Bank                                       448,280.389        9.28%
Albany Savings Bank, FSB                              260,951.961        5.40%

Dedicated Bond Fund:

None                                                      --               --

Intermediate-Term Bond Fund:

The Long Island Savings Bank, FSB                     323,310.731        9.85%
GreenPoint Bank                                       297,380.474        9.06%
Albany Savings Bank, FSB                              173,113.488        5.28%

Short-Term Investment Fund:

Independence Savings Bank *                           229,051.744       14.71%
The Dime Savings Bank of Williamsburg *               129,844.820        8.34%

Roosevelt Savings Bank *                              115,146.704        7.39%
OnBancorp, Inc.*                                      113,225.880        7.27%
Institutional Group Information Corp.*                109,443.757        7.03%


----------
*  Defined contribution plan.

The addresses of these institutions are as follows:


Albany Savings Bank, FSB, Corner of State & North Pearl Streets, Albany, New York 12207; CrossLand Federal Savings Bank, 211 Montague Street, Brooklyn, New York 11202; The Dime Savings Bank of Williamsburgh, 209 Havemeyer Street, Brooklyn, New York 11211; GreenPoint Bank, 41-60 Main Street, Flushing, New York 11355; Independence Savings Bank, 130 Court Street, Brooklyn, New York 11201; Institutional Group Information Corp., 1000 Northern Blvd., Great Neck, New York 11021-5305; The Long Island Savings Bank, FSB, 201 Old Country Road, Melville, New York 11747-2724; OnBancorp, Inc., 6350 Court Street Road, P. O. Box 4983, Syracuse, New York 13221; Ridgewood Savings Bank, Myrtle & Forest Avenues, Ridgewood, New York 11385; and Roosevelt Savings Bank, 1122 Franklin Avenue, Garden City, New York 11530.



                                  Vote Required


     Election of Trustees and the approval of the selection of McGladrey & Pullen as independent accountants (Proposals One and Two) require a majority of the votes validly cast, if a quorum is present, with Units of all Investment Funds voting in the aggregate as a single class.


     Approval of the termination of the Sub-advisory Agreement with NFJ (Proposal Three) requires a vote of a majority of the outstanding Units of the affected Investment Fund, voting separately.

     The "vote of a majority of the outstanding Units" of any Investment Fund means the vote (i) of 67% or more of the Units present or represented at any meeting, if the holders of more than 50% of the outstanding Units of the Investment Fund are present or represented by proxy, or (ii) of more than 50% of the outstanding Units of the Investment Fund, whichever is less.



                 Deadline For Submission Of Trust Participants'
                        Proposals To Be Presented To 1996
                      Annual Meeting Of Trust Participants



     The 1996 Annual Meeting of Trust Participants is expected to be held on or about May 23, 1996. Any proposal intended to be presented by any Trust Participant for action at the 1996 Annual Meeting of Trust Participants must be received by the Secretary of the Trust at 317 Madison Avenue, New York, New York

10017, not later than January 24, 1996 in order for such proposal to be included in the Proxy Statement and proxy relating to the 1996 Annual Meeting of Trust Participants. Nothing in this paragraph shall be deemed to require the Trust to include in its Proxy Statement and proxy relating to the 1996 Annual Meeting of Trust Participants, any Trust Participant proposal which does not meet all of the requirements for such inclusion established by the Securities and Exchange Commission at that time in effect.



                                  Other Matters



     Management does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matters properly come before the Meeting, including any vote in respect of adjournment, arising because of a lack of a quorum or otherwise, the Units represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies. A COPY OF THE TRUST'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1994 IS AVAILABLE WITHOUT CHARGE TO TRUST PARTICIPANTS. TO OBTAIN A COPY, CALL THE TRUST AT (800) 446-7774, OR WRITE TO THE TRUST AT 317 MADISON AVENUE, NEW YORK, NEW YORK 10017.


                                         By Order of the Board of Trustees,


                                         ----------------------------------
                                         STEPHEN P. POLLAK
New York, New York                       Senior Vice President, Counsel
May 25, 1995                             and Secretary

                              RSI RETIREMENT TRUST

                                   ----------

                                      PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF RSI RETIREMENT TRUST ("TRUST").


The undersigned Trust Participant of the Trust hereby acknowledges receipt of the Notice of Annual Meeting of Trust Participants to be held on June 29, 1995 and the Proxy Statement attached thereto, and does hereby appoint John F. Meuser and Stephen P. Pollak and each of them, the true and lawful attorney or attorneys, proxy or proxies, of the undersigned, with power of substitution, for and in the name of the undersigned to attend and vote as proxy or proxies of the undersigned the number of Units and fractional Units of beneficial interest the undersigned would be entitled to vote if then personally present at the Annual Meeting of Trust Participants of the Trust, to be held at the Trust's offices, 317 Madison Avenue, New York, New York, on June 29, 1995, at 10:30 A.M. (E.D.T.), or any adjournment or adjournments thereof, as follows:



(1) Election of three (3) Trustees for a term of three (3) years and until their respective successors are duly elected and qualified:


     Nominees:     Candace Cox

                   Eugene C. Ecker

                   Raymond Willis






  / /   FOR all nominees listed above (except as marked to the contrary below).


  / /   WITHHOLD AUTHORITY to vote for all nominees listed above.





Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


                            (continued on other side)

(2)  Selection of McGladrey & Pullen as the Trust's independent accountants.

                / /    FOR    / /    AGAINST    / /    ABSTAIN


(3) Value Equity Fund Unitholders only With respect to terminaton of the Investment Sub-Advisory Agreement between Retirement System Investors Inc. (the Value Equity Fund's Investment Manager) and NFJ Investment Group (the Value Equity Fund's investment sub-advisor).


                / /    FOR    / /    AGAINST    / /    ABSTAIN

(4)  Upon all other matters which shall properly come before the meeting.


THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS TRUSTEES, FOR THE SELECTION OF McGLADREY & PULLEN, FOR THE TERMINATION OF THE INVESTMENT SUB-ADVISORY AGREEMENT WITH NFJ INVESTMENT GROUP, AND, AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THE PROXY WILL BE VOTED IN THE DISCRETION AND ACCORDING TO THE BEST JUDGEMENT OF THE PROXIES.


Either of such proxies or attorneys, or substitutes, as shall be present and act at said meeting, or at any and all adjournment or adjournments thereof, may exercise all the powers of both said proxies or attorneys.

The undersigned is entitled to vote the number of Units of the Trust and the number of Units of each Investment Fund, as indicated on the attached Statement of Units. *


---------------------------------------------------------     ------------------
                (Print Name of Trust Participant)                Account no.



--------------------------------------------------------------------------------
                (Designated Plan Unitholder, if applicable)




         By:
            -------------------------------------------------------------------
                (Signature of individual unitholder, or person, officer
                or committee duly designated by Trust Participant)



         Dated:                        , 1995
              -------------------------





* Please sign and date the Proxy. Return one copy of the attached Statement of Units with the Proxy in the stamped, self-addressed envelope provided, and keep the other copy for your records.